Exhibit 99.1

NEWS RELEASE

Release No.

414 Union Street, Suite 2000	Contact:
Nashville, TN 37219-1711	Mary Cohn (Media Relations)
615.986.5600	615-986-5886
Fax: 615.986.5666	Mike Kinney / Becky Barckley (Investor Relations)
615-986-5600

FOR RELEASE AT 8:00 A.M. (ET) WEDNESDAY, APRIL 25, 2007

LP Reports First Quarter 2007 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today a first quarter net loss of $37 million, or $0.36 per diluted share, on sales from continuing operations of $406 million.  In the first quarter of 2006, LP’s net income was $84 million, or $0.79 per diluted share, on sales from continuing operations of $678 million.

For the first quarter of 2007, loss from continuing operations was $37 million, or $0.36 per diluted share. In the first quarter of 2006, LP’s income from continuing operations was $85 million, or $0.80 per diluted share.

“The downturn in new residential construction had a significant impact on LP’s financial results,” said Rick Frost, CEO.  “While our Siding and Engineered Wood Products (EWP) segments continued to be profitable, all segments were down compared to the first quarter of 2006. OSB lost money as pricing was nearly 50% lower than the first quarter of 2006.  OSB unit costs were also negatively impacted by lower volumes due to mill downtime taken for maintenance, market and operational reasons, as well as additional costs incurred due to the CN railroad work interruptions.”

“I do not see this market improving substantially for the rest of 2007,” Frost continued.  “We will remain persistent in completing our strategic capital projects, working to increase market share with our most important customers, and implementing cost and process improvements through our Lean Six Sigma efforts.”

At 11:00 a.m. ET (8:00 a.m. PT) today, LP will host a webcast on its first quarter 2007 financial results.  To access the live webcast and accompanying presentation, visit www.lpcorp.com and go to the “Investor Relations” section from the main menu.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers.  Visit LP’s web site at www.lpcorp.com for additional information on the company.

###

FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended
	March 31,
	2007	2006

Net sales	$406.0	$678.3

Income (loss) before income taxes and equity in earnings of unconsolidated affiliates	$(66.3)	$128.0

Income (loss) from continuing operations excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net	$(34.0)	$84.9

Income (loss) from continuing operations	$(37.4)	$84.9

Net income (loss)	$(37.3)	$83.7

Net income (loss) per share - basic and diluted	$(0.36)	$0.79

Average shares outstanding (in millions)
Basic	104.1	105.8
Diluted	104.5	106.4

Calculation of income (loss) from continuing operations excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net:

Income (loss) from continuing operations	$(37.4)	$84.9

(Gain) loss on sale or impairment of long-lived assets	5.5	(0.1)
Other operating credits and charges, net	—	0.1
	5.5	—
Benefit for income taxes on above items	(2.1)	—
	3.4	—

	$(34.0)	$84.9

Per share - basic and diluted	$(0.33)	$0.80

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2007	2006

Net Sales	$406.0	$678.3
OPERATING COSTS AND EXPENSES
Cost of sales	403.7	485.5
Depreciation, amortization and cost of timber harvested	29.3	34.5
Selling and administrative	41.1	42.0
(Gain) loss on sale or impairment of long-lived assets	5.5	(0.1)
Other operating credits and charges, net	—	0.1
Total operating costs and expenses	479.6	562.0

Income (loss) from operations	(73.6)	116.3

NON-OPERATING INCOME (EXPENSE)
Foreign currency exchange (loss) gain	(2.8)	2.1
Interest expense, net of capitalized interest	(10.3)	(13.4)
Investment income	20.4	23.0
Total non-operating income (expense)	7.3	11.7

Income (loss) before income taxes and equity in earnings of unconsolidated affiliates	(66.3)	128.0
Provision (benefit) for income taxes	(32.2)	44.3
Equity in (earnings) loss of unconsolidated affiliates	3.3	(1.2)

Income (loss) from continuing operations	(37.4)	84.9

DISCONTINUED OPERATIONS
Income (loss) from discontinued operations	0.1	(2.0)
Benefit for income taxes	—	(0.8)
Income (loss) from discontinued operations	0.1	(1.2)

Net income (loss)	$(37.3)	$83.7

Net income (loss) per share of common stock (basic):
Income (loss) from continuing operations	$(0.36)	$0.80
Loss from discontinued operations	—	(0.01)
Net income (loss) - per share basic	$(0.36)	$0.79

Net income (loss) per share of common stock (diluted):
Income (loss) from continuing operations	$(0.36)	$0.80
Loss from discontinued operations	—	(0.01)
Net income (loss) - per share diluted	$(0.36)	$0.79

Average shares of stock outstanding - basic	104.1	105.8
Average shares of stock outstanding - diluted	104.5	106.4

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$307.4	$265.7
Short-term investments	608.7	797.0
Receivables, net	211.2	157.4
Inventories	282.3	246.1
Prepaid expenses and other current assets	4.5	9.3
Deferred income taxes	28.5	28.5
Total current assets	1,442.6	1,504.0

Timber and timberlands	94.8	98.7

Property, plant and equipment	2,084.9	2,045.5
Accumulated depreciation	(1,176.9)	(1,153.8)
Net property, plant and equipment	908.0	891.7
Goodwill	273.5	273.5
Notes receivable from asset sales	333.0	333.0
Long-term investments	76.2	40.4
Restricted cash	48.4	51.8
Investments in and advances to affiliates	215.5	212.9
Other assets	37.0	30.4
Total assets	$3,429.0	$3,436.4

LIABILITIES AND EQUITY
Current portion of long-term debt	$0.3	$0.4
Short-term notes payable	69.9	3.0
Accounts payable and accrued liabilities	207.0	237.9
Current portion of deferred tax liabilities	14.6	14.6
Current portion of contingency reserves	9.0	9.0
Total current liabilities	300.8	264.9

Long-term debt, excluding current portion:
Limited recourse notes payable	326.8	326.8
Other long-term debt	326.7	317.8
Total long-term debt, excluding current portion	653.5	644.6

Contingency reserves, excluding current portion	22.0	25.6
Other long-term liabilities	81.5	70.0
Deferred income taxes	352.5	363.9

Commitments and contingencies

Stockholders’ equity:
Common stock	116.9	116.9
Additional paid-in capital	435.2	435.8
Retained earnings	1,819.4	1,870.2
Treasury stock	(281.9)	(284.0)
Accumulated comprehensive loss	(70.9)	(71.5)
Total stockholders’ equity	2,018.7	2,067.4
Total liabilities and equity	$3,429.0	$3,436.4

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Quarter Ended March 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(37.3)	$83.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and cost of timber harvested	29.3	34.5
Loss (earnings) of unconsolidated affiliates	3.3	(1.2)
(Gain) loss on sale or impairment of long-lived assets	4.5	(0.1)
Excess tax benefits from stock-based compensation	—	(2.5)
Cash settlement of contingencies	(3.7)	(4.5)
Pension (payments) expense, net	(5.3)	2.7
Net accretion on available for sale securities	(3.8)	(1.3)
Other adjustments, net	1.9	0.7
Increase in receivables	(55.6)	(30.6)
Increase in inventories	(33.9)	(41.2)
Decrease in prepaid expenses	5.8	7.1
(Decrease) increase in accounts payable and accrued liabilities	(9.7)	8.3
(Decrease) increase in deferred income taxes	0.2	(7.4)
Net cash (used in) provided by operating activities	(104.3)	48.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant, and equipment additions	(57.9)	(37.6)
Investments in and advances to joint ventures	(5.8)	(4.4)
Cash paid for purchase of investments	(703.3)	(2,325.1)
Proceeds from sales of investments	859.6	2,421.9
(Increase) decrease in restricted cash under letters of credit and credit facility requirements	(6.5)	15.5
Other investing activities, net	1.5	0.3
Net cash provided by investing activities	87.6	70.6

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	8.0	—
Repayment of long-term debt	(0.1)	(20.0)
Net borrowings under revolving credit lines	66.0	—
Payment of cash dividends	(15.6)	(15.9)
Sale of common stock under equity plans	0.1	4.6
Excess tax benefits from stock-based compensation	—	2.5
Net cash provided by (used in) financing activities	58.4	(28.8)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	0.5

Net increase in cash and cash equivalents	41.7	90.5
Cash and cash equivalents at beginning of period	265.7	607.6

Cash and cash equivalents at end of period	$307.4	$698.1

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended March 31,
	2007	2006

Net sales:
OSB	$188.9	$397.6
Siding	104.1	120.7
Engineered Wood Products	80.2	112.4
Other	35.2	47.6
Less: Intersegment sales	(2.4)	—
	$406.0	$678.3

Operating profit (loss):
OSB	$(64.5)	$111.0
Siding	9.4	18.6
Engineered Wood Products	6.4	11.3
Other	(0.1)	5.4
Other operating credits and charges, net	—	(0.1)
Gain (loss) on sales or impairment of long-lived assets	(5.5)	0.1
General corporate and other expenses, net	(22.6)	(28.8)
Foreign currency gains (losses)	(2.8)	2.1
Investment income	20.4	23.0
Interest expense, net of capitalized interest	(10.3)	(13.4)
Income (loss) from operations before income taxes	(69.6)	129.2
Provision (benefit) for income taxes	(32.2)	44.3
Income (loss) from continuing operations	$(37.4)	$84.9

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

1.               Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.               As of January 1, 2007, LP adopted Financial Accounting Standards Board (FASB) Staff Position AUG AIR-1, “Accounting for Planned Major Maintenance Activities” and  FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109” and accordingly adjusted the beginning balance of retained earnings for these standards.

3.               The major components of  “Other operating credits and charges, net” and “(Gain) loss on sale or impairment of long lived assets” in the Consolidated Statements Of Income for the quarter ended March 31 are described below:

In the first quarter of 2006, LP recorded a charge of $0.1 million associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the first quarter of 2007, LP recorded a charge of $5.0 million to reduce the carrying value of a sawmill mill located in Quebec to the estimated sales prices less selling costs.

4.               Income Taxes

	Year Ended December 31,
	Quarter Ended March 31,
	2007	2006
Income (loss) from continuing operations	$(69.6)	$129.2
Income (loss) from discontinued operations	0.1	(2.0)
	(69.5)	127.2
Total tax (provision) benefit	32.2	(43.5)
Net income (loss)	$(37.3)	$83.7

Accounting standards require that the estimated effective income tax rate (based upon estimated annual amounts of taxable income and expense) by income component for the year be applied to year-to-date income or loss at the end of each quarter. Each quarter the income tax accrual is adjusted to the latest estimate and the difference from the previously accrued year-to-date balance is adjusted to the current quarter.  For the quarters ended March 31, 2007 and 2006, the primary differences between the U.S. statutory rate of 35% and the effective rate on continuing operations relate to the company’s foreign debt structure and state income taxes.

The components and associated effective income tax rates applied to each period are as follows:

	Quarter Ended March 31,
	2007		2006
	Tax Provision (Benefit)	Tax Rate	Tax Provision (Benefit)	Tax Rate
Continuing operations	$(32.2)	46%	$44.3	34%
Discontinued operations	—		(0.8)	40%
	$(32.2)	46%	$43.5	34%

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended March 31
	2007	2006

Oriented strand board, million square feet 3/8” basis (1)	1,350	1,504

Oriented strand board, million square feet 3/8” basis (produced by wood-based siding mills)	41	68

Wood-based siding, million square feet 3/8” basis	242	251

Engineered I-Joist, million lineal feet(1)	35	46

Laminated veneer lumber (LVL), thousand cubic feet	2,166	2,963

Composite Decking, million lineal feet	5	15

(1) Includes volumes produced by joint venture operations and sold to LP.